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                        EXHIBIT 23

             CONSENT OF INDEPENDENT ACCOUNTANTS


            CONSENT OF INDEPENDENT ACCOUNTANTS         Exhibit 23




We consent to the incorporation by reference in the registration statements of Southern Union Company and Subsidiaries (the "Company") on Form S-3 (File No. 33-58297) and Form S-8 (File Nos. 2-79612, 33-37261, 33-61558, 33-69596 and 33-69598) of our
report, which includes an explanatory paragraph concerning the Company's change in accounting method for postemployment bene-fits, dated September 5, 1995 on our audits of the consolidated financial statements of the Company as of June 30, 1995 and 1994, and for the years ended June 30, 1995 and 1994 and December 31, 1993, which report is included in this Annual Report on Form 10-K.




                                    COOPERS & LYBRAND L.L.P.


Austin, Texas
September 25, 1995